Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Kite Realty Group Trust for the registration of 2,000,000 common shares related to a dividend reinvestment and share purchase plan and to the incorporation by reference therein of our report dated March 13, 2009 (except for Notes 1, 2, 9, 12, 14, 15, and 16 for certain retrospective adjustments described in Note 2 as to which the date is December 21, 2009)  included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on December 22, 2009, with respect to the consolidated financial statements. We also consent to the incorporation by reference therein of our reports dated March 13, 2009 with respect to the financial statement schedule of Kite Realty Group Trust and Subsidiaries, and the effectiveness of internal control over financial reporting of Kite Realty Group Trust, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

Indianapolis, Indiana

December 21, 2009